Exhibit 10.2
AMENDMENT NO. 1 TO
AMENDED AND RESTATED SEVERANCE AGREEMENT
     THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED SEVERANCE AGREEMENT (this “Amendment”), dated as of May 4, 2011, is made and entered by and between Materion Corporation (formerly named Brush Engineered Materials Inc.), an Ohio corporation (the “Company”), and Gregory Chemnitz (the “Executive”).
     The Company and the Executive hereby agree to amend the Amended and Restated Severance Agreement, dated July 30, 2008 (the “Agreement”), between the Company and the Executive as set forth in this Amendment.
     1. Paragraphs (1), (6), and (7) of Annex A of the Agreement are hereby amended by deleting the phrase “two times” wherever it appears therein and replacing it with the phrase “three times”.
     2. Paragraph 3(a) of Annex A of the Agreement is hereby amended by deleting the phrase “24 months” where it appears therein and replacing it with the phrase “36 months”.
     3. Paragraph 3(b) of Annex A of the Agreement is hereby amended by deleting the phrase “the following year” where it appears therein and replacing it with the phrase “the following two years”.
     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first written above.

MATERION CORPORATION
/s/ Michael C. Hasychak
Name:	Michael C. Hasychak
Title:	Vice President, Treasurer & Secretary

/s/ Gregory R. Chemnitz
Gregory R. Chemnitz
Vice President, General Counsel